AMENDMENT NO. 21

SECOND AMENDED AND RESTATED PARTICIPATION AGREEMENT

Amendment No. 21, dated as of July 31, 2023 (“Amendment No. 21”), to the Second Amended and Restated Participation Agreement, dated as of May 23, 2012, as amended (“Agreement”), by and among EQ Advisors Trust (“Trust”), Equitable Financial Life Insurance Company, Equitable Investment Management Group, LLC and Equitable Distributors, LLC (collectively, the “Parties”).

The Parties wish to amend the Agreement as follows:

1.	Name Change. Effective July 31, 2023, the name of the EQ/T. Rowe Price Growth Stock Portfolio is changed to EQ/JPMorgan Growth Stock Portfolio.

2.

Schedule B. Schedule B to the Agreement, setting forth the Portfolios of the Trust on behalf of which the Trust is entering into the Agreement, is hereby replaced in its entirety by Schedule B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment No. 21 as of the date first above set forth.

EQ ADVISORS TRUST			EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

By:			By:
	Name:	Brian Walsh		Name: Kenneth Kozlowski
	Title:	Chief Financial Officer and Treasurer		Title: Signatory Officer

EQUITABLE DISTRIBUTORS, LLC			EQUITABLE INVESTMENT MANAGEMENT GROUP, LLC

By:			By:
	Name:	Nicholas B. Lane		Name: Michal Levy
	Title:	Chairman of the Board, President and Chief Executive Officer		Title: President and Chief Operating Officer

SCHEDULE B

AMENDMENT NO. 21

SECOND AMENDED AND RESTATED PARTICIPATION AGREEMENT

1290 VT Convertible Securities Portfolio	EQ/Invesco Global Portfolio
1290 VT DoubleLine Opportunistic Bond Portfolio	EQ/Invesco Global Real Assets Portfolio
1290 VT Equity Income Portfolio	EQ/Invesco Moderate Allocation Portfolio
1290 VT GAMCO Mergers & Acquisitions Portfolio	EQ/Invesco Moderate Growth Allocation Portfolio
1290 VT GAMCO Small Company Value Portfolio	EQ/Janus Enterprise Portfolio
1290 VT High Yield Bond Portfolio	EQ/JPMorgan Growth Allocation Portfolio
1290 VT Micro Cap Portfolio 1290 VT Moderate Growth Allocation Portfolio	EQ/JPMorgan Growth Stock Portfolio (formerly, EQ/T. Rowe Price Growth Stock Portfolio)
1290 VT Multi-Alternative Strategies Portfolio	EQ/JPMorgan Value Opportunities Portfolio
1290 VT Natural Resources Portfolio	EQ/Large Cap Core Managed Volatility Portfolio
1290 VT Real Estate Portfolio	EQ/Large Cap Growth Index Portfolio
1290 VT Small Cap Value Portfolio	EQ/Large Cap Growth Managed Volatility Portfolio
1290 VT SmartBeta Equity ESG Portfolio	EQ/Large Cap Value Index Portfolio
1290 VT Socially Responsible Portfolio	EQ/Large Cap Value Managed Volatility Portfolio
ATM International Managed Volatility Portfolio	EQ/Lazard Emerging Markets Equity Portfolio
ATM Large Cap Managed Volatility Portfolio	EQ/Long-Term Bond Portfolio
ATM Mid Cap Managed Volatility Portfolio	EQ/Loomis Sayles Growth Portfolio
ATM Small Cap Managed Volatility Portfolio	EQ/MFS International Growth Portfolio
EQ/2000 Managed Volatility Portfolio	EQ/MFS International Intrinsic Value Portfolio
EQ/400 Managed Volatility Portfolio	EQ/MFS Mid Cap Focused Growth Portfolio
EQ/500 Managed Volatility Portfolio	EQ/MFS Technology Portfolio
EQ/AB Dynamic Aggressive Growth Portfolio	EQ/MFS Utilities Series Portfolio
EQ/AB Dynamic Growth Portfolio	EQ/Mid Cap Index Portfolio
EQ/AB Dynamic Moderate Growth Portfolio	EQ/Mid Cap Value Managed Volatility Portfolio
EQ/AB Short Duration Government Bond Portfolio	EQ/Moderate Growth Strategy Portfolio
EQ/AB Small Cap Growth Portfolio	EQ/Money Market Portfolio
EQ/AB Sustainable U.S. Thematic Portfolio	EQ/Morgan Stanley Small Cap Growth Portfolio
EQ/Aggressive Growth Strategy Portfolio	EQ/PIMCO Global Real Return Portfolio
EQ/All Asset Growth Allocation Portfolio	EQ/PIMCO Real Return Portfolio
EQ/American Century Mid Cap Value Portfolio	EQ/PIMCO Total Return ESG Portfolio
EQ/American Century Moderate Growth Allocation Portfolio	EQ/PIMCO Ultra Short Bond Portfolio
EQ/Balanced Strategy Portfolio	EQ/Quality Bond PLUS Portfolio
EQ/Capital Group Research Portfolio	EQ/Small Company Index Portfolio
EQ/ClearBridge Large Cap Growth ESG Portfolio	EQ/T. Rowe Price Health Sciences Portfolio
EQ/ClearBridge Select Equity Managed Volatility Portfolio	EQ/Ultra Conservative Strategy Portfolio
EQ/Common Stock Index Portfolio	EQ/Value Equity Portfolio
EQ/Conservative Growth Strategy Portfolio	EQ/Wellington Energy Portfolio
EQ/Conservative Strategy Portfolio	Equitable Conservative Growth MF/ETF Portfolio
EQ/Core Bond Index Portfolio	Equitable Growth MF/ETF Portfolio
EQ/Emerging Markets Equity PLUS Portfolio	Equitable Moderate Growth MF/ETF Portfolio
EQ/Equity 500 Index Portfolio	Multimanager Aggressive Equity Portfolio
EQ/Fidelity Institutional AM® Large Cap	Multimanager Core Bond Portfolio
EQ/Franklin Moderate Allocation Portfolio	Multimanager Technology Portfolio
EQ/Franklin Rising Dividends Portfolio
EQ/Franklin Small Cap Value Managed Volatility Portfolio
EQ/Global Equity Managed Volatility Portfolio
EQ/Goldman Sachs Growth Allocation Portfolio
EQ/Goldman Sachs Mid Cap Value Portfolio
EQ/Goldman Sachs Moderate Growth Allocation Portfolio
EQ/Growth Strategy Portfolio
EQ/Intermediate Corporate Bond Portfolio
EQ/Intermediate Government Bond Portfolio
EQ/International Core Managed Volatility Portfolio
EQ/International Equity Index Portfolio
EQ/International Managed Volatility Portfolio
EQ/International Value Managed Volatility Portfolio
EQ/Invesco Comstock Portfolio